Exhibit 99.02

				  New Co.
	   Unaudited Pro Forma Combined Condensed Statements of Income
		       Quarter Ended March 31, 1999
		  (In thousands, except per share amounts)

										    (Note 2)
						       NSP               NCE        Reporting   Pro Forma       Pro Forma
						      (as Reported) (as Reported)  Adjustments Adjustments Combined
Operating Revenues
	Electric                                       $556,856         $628,706         ($14,011)      $0    $1,171,551
	Gas                                             186,327          347,688          (88,304)       0       445,711
	Nonregulated and Other Revenue                        0           15,029          164,750        0       179,779
	Earnings From Equity Investments                      0                0           23,842        0        23,842

	     Total Operating Revenues                   743,183          991,423           86,277        0     1,820,883

Operating Expenses
	Electric Fuel and Purchased Power               168,028          295,269          (13,627)       0       449,670
	Cost of Gas Sold and Transported                112,178          261,631          (83,495)       0       290,314
	Other Operation and Maintenance                 193,918          150,109          (20,683)       0       323,344
	Depreciation and Amortization                    87,485           69,502           (2,124)       0       154,863
	Taxes Other than Income Taxes                    57,632           37,620             (592)       0        94,660
	Income Taxes - Utility                           36,288                0          (36,288)       0             0
	Nonregulated Operating Expenses                       0                0          199,147        0       199,147

	     Total Operating Expenses                   655,529          814,131           42,338        0     1,511,998

	Operating Income                                 87,654          177,292           43,939        0       308,885

Other Income (Expense)
	Income from Nonregulated Businesses
	  Before Interest and Taxes                      (7,353)               0            7,353        0             0
	Equity Earnings From Unconsolidated
	  Subsidiaries                                        0           15,811          (15,811)       0             0
	Other Income (Deductions) - net                  (1,836)          (3,542)             807        0        (4,571)
	Income Taxes on Nonregulated &
	  Nonoperating Items                             16,142                0          (16,142)       0             0

	     Total Other Income (Expense)                 6,953           12,269          (23,793)       0        (4,571)

Financing Costs
	Interest Charges                                 38,348           45,383                0        0        83,731
	Distributions on Mandatorily Redeemable
	  Preferred Securities of Subsidiary Trusts       3,938            5,763                0        0         9,701
	Dividends & Redemption Premiums on Preferred
	  Stock of Subsidiaries                               0                0                0        0             0

	     Total Financing Costs                       42,286           51,146                0        0        93,432

	Income before Income Taxes                       52,321          138,415           20,146        0       210,882
	Income Taxes                                          0           37,115           20,146        0        57,261

	Net Income                                       52,321          101,300                0        0       153,621

	Preferred Stock Dividends & Redemption Premiums
	  of NSP                                          1,060                0                0        0         1,060
	Earnings Available for Common Shareholders      $51,261         $101,300               $0       $0      $152,561

	Average Common Shares Outstanding (Note 1)      152,392          114,681                0       63,075   330,148
	Average Common and Potentially Diluted Shares
	  Outstanding (Note 1)                          152,553          114,743                0       63,109   330,405

	Earnings Per Share - Basic                        $0.34            $0.88                                   $0.46
	Earnings Per Share - Diluted                      $0.34            $0.88                                   $0.46

	See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Exhibit  99.02

				   New  Co.
      Unaudited  Pro  Forma  Combined  Condensed  Statements  of  Income
		       Quarter  Ended  March  31,  1998
		   (In  thousands,  except  per  share  amounts)
										     (Note  2)
							     NSP            NCE      Reporting   Pro Forma   Pro Forma
							 (as Reported) (as Reported) Adjustments Adjustments Combined
Operating  Revenues
     Electric                                            $521,571       $599,988       ($15,364)   $0        $1,106,195
     Gas                                                  179,831        319,707        (48,476)    0           451,062
     Nonregulated  and  Other  Revenue                          0         19,809        106,463     0           126,272
     Earnings  From  Equity  Investments                        0              0         19,080     0            19,080

	  Total  Operating  Revenues                      701,402        939,504         61,703     0         1,702,609

Operating  Expenses
     Electric  Fuel  and  Purchased  Power                148,162        289,783        (15,142)    0           422,803
     Cost of Gas Sold and Transported                     113,582        224,912        (43,348)    0           295,146
     Other  Operation and Maintenance                     189,990        147,681        (18,076)    0           319,595
     Depreciation  and  Amortization                       84,100         62,418         (1,466)    0           145,052
     Taxes  Other  than  Income  Taxes                     55,960         32,873           (595)    0            88,238
     Income  Taxes  -  Utility                             30,558              0        (30,558)    0                 0
     Nonregulated  Operating  Expenses                          0              0        131,413     0           131,413

	  Total  Operating  Expenses                      622,352        757,667         22,228     0         1,402,247

     Operating  Income                                     79,050        181,837         39,475     0           300,362

Other  Income  (Expense)
     Income from Nonregulated Businesses Before
       Interest and Taxes                                   4,380              0         (4,380)    0                 0
     Equity  Earnings  From  Unconsolidated
       Subsidiaries                                             0          3,752         (3,752)    0                 0
     Other  Income  (Deductions)  -  net                    2,450         (2,968)          (785)    0            (1,303)
     Income Taxes on Nonregulated & Nonoperating
       Items                                               14,026              0        (14,026)    0                 0

	  Total  Other  Income  (Expense)                  20,856            784        (22,943)    0            (1,303)

Financing  Costs
     Interest  Charges                                     38,851         44,461              0     0            83,312
     Distributions  on  Mandatorily  Redeemable
       Preferred  Securities  of Subsidiary  Trusts         3,938          1,963              0     0             5,901
     Dividends  &  Redemption  Premiums on Preferred
       Stock of Subsidiaries                                    0          2,929              0     0             2,929

	  Total  Financing  Costs                          42,789         49,353              0     0            92,142

     Income  before  Income  Taxes                         57,117        133,268         16,532     0           206,917
     Income  Taxes                                              0         47,119         16,532     0            63,651

     Net  Income                                           57,117         86,149              0     0           143,266

     Preferred  Stock  Dividends  &  Redemption
       Premiums of NSP                                      2,367              0              0     0             2,367
     Earnings  Available  for Common Shareholders         $54,750        $86,149             $0    $0          $140,899

     Average  Common  Shares  Outstanding (Note 1)        149,214        110,973              0     61,035      321,222
     Average  Common  and  Potentially  Diluted
       Shares  Outstanding  (Note  1)                     149,467        111,134              0     61,124      321,725

     Earnings  Per  Share  -  Basic                         $0.37          $0.78                                  $0.44
     Earnings  Per  Share  -  Diluted                       $0.37          $0.78                                  $0.44



     See  accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Exhibit  99.02

				New  Co.
	 Unaudited  Pro  Forma  Combined  Condensed  Balance  Sheets
			   March  31,  1999
			    (In  thousands)
							     NSP            NCE        Reporting      Pro Forma    Pro Forma
							(as Reported)  (as Reported)  Adjustments     Adjustments
Combined
     ASSETS

PROPERTY,  PLANT  AND  EQUIPMENT
     Electric  (Note 3)                                 $7,258,627     $7,116,116     ($121,849)           $0    $14,252,894
     Gas (Note 3)                                          885,730      1,220,178        (7,709)            0      2,098,199
     Other  (Note  3)                                      370,401      1,003,126       542,316             0      1,915,843

	  Total  Property,  Plant and Equipment          8,514,758      9,339,420       412,758             0     18,266,936
     Accumulated Provision for Depreciation (Note 3)    (4,236,127)    (3,410,190)     (127,511)            0     (7,773,828)
     Nuclear  Fuel  -  Net                                 103,510              0             0             0        103,510

	  Net  Property,  Plant  and  Equipment          4,382,141      5,929,230       285,247             0     10,596,618

CURRENT  ASSETS
     Cash  and  Cash  Equivalents                           58,280         84,817             0             0        143,097
     Accounts  Receivable  -  Net                          326,174        323,767             0             0        649,941
     Accrued  Unbilled Utility Revenues                    102,585        113,400             0             0        215,985
     Fuel and Gas Inventories                               45,306         58,869             0             0        104,175
     Material  and  Supplies Inventories                   112,455         70,552             0             0        183,007
     Prepayments  and  Other                                49,219        105,822             0             0        155,041

	  Total  Current  Assets                           694,019        757,227             0             0      1,451,246

OTHER  ASSETS
     Equity  Investments                                   874,414        347,911             0             0      1,222,325
     External  Decommissioning  Fund  and  Other
       Investments                                         503,400         71,152             0             0        574,552
     Regulatory  Assets                                    311,694        375,476             0             0        687,170
     Nonregulated  Property  - Net (Note 3)                285,247              0      (285,247)            0              0
     Other                                                 328,462        213,396             0             0        541,858

	  Total  Other  Assets                           2,303,217      1,007,935      (285,247)            0      3,025,905

     TOTAL  ASSETS                                      $7,379,377     $7,694,392            $0            $0    $15,073,769

     LIABILITIES  AND  EQUITY

CAPITALIZATION
     Common  Stock  (Note  1)                             $382,985       $114,925             0       330,409       $828,319
     Other  Stockholder's Equity (Note 1)                2,113,171      2,541,922             0      (330,409)     4,324,684

	  Total  Common  Stockholder's  Equity           2,496,156      2,656,847             0             0      5,153,003

     Preferred  Stockholder's  Equity                      105,340              0             0             0        105,340
     Mandatorily  Redeemable  Preferred  Securities
       of  Subsidiary  Trusts                              200,000        294,000             0             0        494,000
     Long-Term  Debt                                     1,844,071      2,304,985             0             0      4,149,056

	  Total  Capitalization                          4,645,567      5,255,832             0             0      9,901,399

CURRENT  LIABILITIES
     Current  Portion of Long-Term Debt                    168,731        124,477             0             0        293,208
     Short-Term  Debt                                      369,632        408,900             0             0        778,532
     Accounts  Payable                                     256,839        255,555             0             0        512,394
     Taxes  Accrued                                        226,497        133,954             0             0        360,451
     Other  Accrued  Liabilites                            166,364        284,176             0             0        450,540

	  Total Current Liabilities                      1,188,063      1,207,062             0             0      2,395,125

OTHER  LIABILITIES
     Deferred  Income  Taxes                               814,355        954,295             0             0     1,768,650
     Deferred  Investment  Tax  Credits                    125,993         99,650             0             0       225,643
     Regulatory  Liabilities                               392,285              0             0             0       392,285
     Other  Liabilities  and Deferred Credits              213,114        177,553             0             0       390,667

	  Total  Other  Liabilities                      1,545,747      1,231,498             0             0     2,777,245

     TOTAL  EQUITY  AND  LIABILITIES                    $7,379,377     $7,694,392            $0            $0   $15,073,769


     See  accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
Statements

EXHIBIT  99.02
--------------

				     NEW CO.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. The unaudited pro forma combined condensed financial statements reflect the conversion of each NCE Share into 1.55 shares of common stock of the combined company and the continuation of each NSP Common Share outstanding as one share of common stock of the combined company ($2.50 par value), as provided in the merger agreement. The unaudited pro forma combined condensed financial statements are presented as if the companies were combined during all periods included therein.

2. The unaudited pro forma combined condensed income statements reflect certain reclassifications to conform the presentation of operating results. These reporting adjustments include: (a) separate presentation of nonregulated revenues and equity earnings in Operating Revenues; (b) separate presentation of all nonregulated expenses, including project write-downs, in Operating Expenses;
(c) presentation of nonregulated interest and other income, including gains from project sales, in Other Income (Deductions) - Net; and (d) presentation of all income taxes (regulated and nonregulated) on a single line before arriving at Net Income.

3. The unaudited pro forma combined condensed balance sheet reflects reporting adjustments to conform the presentation of: (a) investments and deferred charges (in Other Assets); and (b) nonregulated property (in Property, Plant and Equipment) and (c) construction work in progress (in Other Property, Plant and Equipment).

4. The allocation of the estimated cost savings resulting from the merger to NSP, NCE and their customers, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. At the time the merger agreement was signed, cost savings resulting from the Merger were estimated to be approximately $1.1 billion over a ten-year period, net of transaction costs (including fees for financial advisors, attorneys, accountants, filings and printing) and net of costs to achieve the savings. None of the estimated cost savings, the costs to achieve such savings, or the transaction costs have been reflected as pro forma adjustments in the unaudited pro forma combined condensed financial statements. Nonrecurring costs directly attributable to the merger are expected to be deferred and amortized to expense in periods subsequent to the consummation of the merger consistent with the anticipated recovery in rates. Accordingly, no pro forma adjustments have been made to retained earnings.

5. Intercompany transactions (including purchased and exchanged power transactions) between NSP and NCE during the periods presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.